UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 10, 2023
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01. Other Events.

On September 10, 2023, DENTSPLY SIRONA Inc. (the “Company”) entered into a settlement and release agreement (the “Settlement Agreement”) with Donald M. Casey Jr., the Company’s former Chief Executive Officer, pursuant to which the Company and Mr. Casey agreed to terms related to Mr. Casey’s previously disclosed separation from the Company announced on April 19, 2022. Under the terms of the Settlement Agreement, the parties agreed to the following, among other things:

•In consideration for the mutual release of claims, Mr. Casey acknowledges he has already received all accrued obligations and all amounts payable and owing, with no additional monetary consideration;
•The Company agrees not to seek clawback or recoupment of compensation already paid to Mr. Casey under the Company’s compensation recoupment policy, unless required by a regulatory agency, court order or if Mr. Casey breaches the Settlement Agreement; and
•The Company agrees to facilitate indemnification and advancement of legal fees for Mr. Casey, including as required under the indemnification agreement dated February 14, 2018 between the Company and Mr. Casey, the form of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 15, 2018, and the Company agrees not to object to such indemnification to the extent consistent with the Company’s charter, bylaws and applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Senior Vice President, Corporate Development,
General Counsel and Secretary

Date: September 13, 2023